Exhibit 5.1

+44 20 7418 1300 davispolk.com	Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR

16 November 2023

Royalty Pharma plc

The Pavilions

Bridgwater Road

Bristol BS13 8AE

United Kingdom

Ladies and Gentlemen

Royalty Pharma plc (the “Company”) – Registration Statement on Form S-3

We have acted as advisers as to English law to the Company, a public limited company incorporated under the laws of England and Wales with company number 12446913, in connection with the Registration Statement on Form S-3 (File No. 333-257883) (as amended through the date hereof, the “Registration Statement”) filed by the Company on 14 July 2021 with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus supplement dated 16 November 2023 (the “Prospectus Supplement”) in connection with the registration of 383,000 Class A ordinary shares of $0.0001 each in the capital of the Company (the “Plan Shares”) or depositary receipts representing such shares. We have been informed that the Plan Shares were issued pursuant to, and in accordance with, the terms of the Exchange Agreement around the time of the Company’s initial public offering and listing on Nasdaq in June 2020 and the subsequent offering and listing of Class A ordinary shares in October 2020.

Scope

This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any system of law other than English law as currently applied by the English courts. In particular, we express no opinion on the federal laws of the United States of America or on the laws of the State of New York. To the extent that any such laws or the laws of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

By accepting this opinion you irrevocably agree and accept that the courts of England shall have exclusive jurisdiction to hear and determine any dispute or claim arising out of or in connection with this opinion or its formation, including without limitation, (i) the creation, effect or interpretation of, or the legal relationships established by, this opinion and (ii) any non-contractual obligations arising out of or in connection with this opinion.

We assume no obligation to notify you of any future changes in law (including any changes occurring as a result of the United Kingdom withdrawing from the European Union), which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities

Opinion

On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that the Plan Shares were duly and validly issued, and are fully paid and non-assessable.

For the purposes of this opinion, the term “non-assessable” in relation to the Plan Shares, which has no recognised meaning in English law, means that, under the Companies Act 2006, the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issue of the Plan Shares, no holder of such Plan Shares is liable, by reason solely of being a holder of such Plan Shares, for additional payments or calls for further funds by the Company or any other person.

General

This opinion is addressed to you in relation to the Registration Statement and may not be used or relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to Davis Polk & Wardwell London LLP under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Capitalised terms used in this opinion shall, unless otherwise defined, have the meaning given to them in the Schedules to this opinion.

Yours faithfully

/s/ Davis Polk & Wardwell London LLP

SCHEDULE 1

DOCUMENTS EXAMINED

For the purposes of this opinion, we have examined the following documents:

1.	a copy of the Registration Statement filed with the SEC on 14 July 2021 under the Securities Act and a copy of the related Prospectus Supplement;

2.	a certificate from the general counsel of the Company dated 16 November 2023 (the “Certificate”) having attached to it, inter alia:

(a)	a copy of the certificate of incorporation of the Company, certified to be a true and correct copy;

(b)	a copy of the certificate of incorporation on re-registration as a public limited company of the Company, certified to be a true and correct copy;

(c)

a copy of the articles of association of the Company adopted with effect from 16 June 2020 and which remain in force unamended on the date hereof, certified to be a true and correct copy as at the date hereof;

(d)	a copy of the resolutions passed by the shareholders of the Company at a general meeting of the Company held on 13 June 2020, certified to be a true and correct copy;

(e)	a copy of the written resolutions of the Board of Directors of the Company dated 7 June 2020 (the “Board Resolutions”), certified to be a true and correct copy;

(f)	a copy of the written resolutions of a committee of the Board of Directors of the Company dated 15 June 2020 (the “IPO Committee Resolutions”), certified to be a true and correct copy;

(g)	a copy of an extract of the minutes of a meeting of the Board of Directors of the Company held on 8 October 2020 (the “Board Minutes”), certified to be a true and correct copy; and

(h)

a copy of the written resolutions of a committee of the Board of Directors of the Company dated 15 October 2020 (the “Secondary Committee Resolutions” and, together with the IPO Committee Resolutions, the “Committee Resolutions”), certified to be a true and correct copy;

3.

a copy of the exchange agreement dated 16 June 2020, between the Company, Royalty Pharma Holdings Ltd, RPI US Partners 2019, LP, RPI International Holdings 2019, LP, RP International Partners 2019, LP and RPI EPA Holdings, L.P. (the “Exchange Agreement”);

4.	the information revealed by our search of the entries shown on an online search at Companies House in England and Wales on 15 November 2023 with respect to the Company (the “Company Search”); and

5.

the results of a telephone search with the Insolvency and Companies List (formerly known as the Companies Court) of the Central Registry of Winding Up Petitions in London on 15 November 2023 with respect to the Company (the “Central Registry Search”), and we have relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents and search results.

Except as stated above we have not examined any contracts, instruments or other documents or any corporate records of any party and have not made any other enquiries.

SCHEDULE 2

ASSUMPTIONS

For the purposes of this opinion, we have assumed:

1.	all documents submitted to us as originals are authentic and complete;

2.

all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document has been examined by us in draft or specimen form, it will be or has been executed, or will or has become effective, in the form of that draft or specimen;

3.

all signatures (whether in physical or electronic form), stamps and seals on all documents that we reviewed are genuine and the person who affixed any signature (whether in physical or electronic form), or authorised the attachment and release of such signature, to any document or counterpart is the person whose signature it purports to be or a person who had the authority of the person whose signature it purports to be to do so;

4.	the capacity, power and authority to execute, deliver and perform each of the documents listed in Schedule 1 to this opinion by or on behalf of each of the parties to such documents;

5.	the Exchange Agreement constitutes legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws;

6.	in relation to the Company:

(a)

that each of the certificate of incorporation in the form referred to in paragraph 2(a) of Schedule 1 to this opinion and the certificate of incorporation on re-registration as a public limited company in the form referred to in paragraph 2(b) of Schedule 1 to this opinion is in force on the date of this opinion;

(b)

that the articles of association of the Company in the form referred to in paragraph 2(c) of Schedule 1 to this opinion are in force on the date hereof and were in force at the date and time of allotment and issue of the Plan Shares and the Plan Shares were allotted and issued pursuant to, and in accordance with, the Exchange Agreement;

(c)

that the general meeting of the Company referred to in paragraph 2(d) of Schedule 1 to this opinion was duly convened and held on the date specified, a quorum of shareholders was present throughout, and the resolutions in the form referred to in paragraph 2(d) of Schedule 1 to this opinion were duly passed at such meeting and have not been amended, revoked or rescinded and are in full force and effect, and that all filings required to be filed with the Registrar of Companies in connection therewith have been filed with the Registrar of Companies within the relevant statutory time limits;

(d)

that the Board Resolutions, the Board Minutes and the Committee Resolutions referred to in paragraphs 2(e) to 2(h) of Schedule 1 to this opinion are complete and correct, and that no amendment has been made thereto;

(e)

that the Board Resolutions and the Committee Resolutions were properly passed as written resolutions in accordance with the articles of association of the Company, that all relevant policies and procedures of the Company were complied with, that all relevant provisions of the Companies Act 2006 and the articles of association of the Company were duly observed, and that such resolutions have not been amended, revoked or rescinded and are in full force and effect; and

(f)

that the meeting of the board of directors of the Company referred to in the Board Minutes was properly constituted and convened, that all relevant policies and procedures of the Company were complied with, that a quorum of properly appointed directors of the Company (holding the necessary offices and meeting the other requirements for the purposes of forming a quorum) was present throughout, that the resolutions referred to therein were properly passed at such meeting, that all relevant provisions of the Companies Act 2006 and the articles of association of the Company were duly observed, and that such resolutions have not been amended, revoked or rescinded and are in full force and effect;

7.	each of the statements contained in the Certificate is true and correct as at the date of the Certificate and as at the date hereof;

8.

that the directors of the Company, in authorising the allotment and issue of the Plan Shares, exercised their powers in accordance with their duties under all applicable laws and the articles of association of the Company;

9.

that the name of the relevant allottees and the Plan Shares allotted were duly entered in the register of members of the Company and all filings required to be filed with the Registrar of Companies or otherwise in connection with the allotment or issue of the Plan Shares were filed within, in each such case, the relevant time limits;

10.

the information revealed by the Company Search (i) was accurate in all respects and has not since the time of such search been altered, and (ii) was complete and included all relevant information which should properly have been submitted to the Registrar of Companies;

11.	the information revealed by the Central Registry Search was accurate in all respects and has not since the time of such enquiry been altered;

12.	no foreign law which may apply with regard to the Exchange Agreement or otherwise in connection with the subject matter of this opinion could be such as to affect any of the conclusions stated herein;

13.

the Exchange Agreement has been performed in accordance with its terms and neither it nor any of the other documents examined by us has been amended or modified in any way, and there are no other arrangements nor course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents listed in Schedule 1 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;

14.	the allotment and issue of the Plan Shares was not restricted or prohibited by any, and complied with each, contract or other arrangement binding on the Company; and

15.

each of the Company and each other person involved in the allotment or issue of the Plan Shares complied with all applicable provisions of Regulation (EU) No 596/2014 on market abuse, as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (“UK MAR”), Regulation (EU) No. 2017/1129, as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”), the Financial Services and Markets Act 2000 (the “FSMA”) and the Financial Services Act 2012, as amended (the “FSA”) and the Alternative Investment Fund Management Regulations (SI 2013/1773), as amended, (the “AIFM Regulations”), and any regulations made under any of UK MAR, the UK Prospectus Regulation, the FSMA, the FSA and the AIFM Regulations with respect to anything done in connection with the Plan Shares, any other securities of the Company, any of the documents listed in Schedule 1 to this opinion or the offer or issue of shares in the capital of the Company, in, from, or otherwise involving the United Kingdom including, without limitation, Article 14 (prohibition of insider dealing etc.) and Article 15 (prohibition of market manipulation) of UK MAR, section 19 (the general prohibition) and section 21 (restrictions on financial promotion) of the FSMA, section 89 (misleading statements), section 90 (misleading impressions) and section 91 (misleading statements etc in relation to benchmarks) of the FSA, and Article 59 (marketing under Article 42 of the Directive) of the AIFM Regulations.

SCHEDULE 3

QUALIFICATIONS

Our opinion is subject to the following qualifications:

1.

the Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator or liquidator has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

2.

the Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted;

3.

this opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors;

4.

we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement, the Prospectus Supplement or any other document referred to therein, or that no material facts have been omitted therefrom; and

5.

we express no opinion as to whether the Registration Statement or the Prospectus Supplement (or any part of either) contains all the information required to be contained in it or whether the persons responsible for the Registration Statement or the Prospectus Supplement have discharged their obligations thereunder.